Exhibit 99.1

  PERICOM SEMICONDUCTOR REPORTS FISCAL FOURTH QUARTER AND FULL YEAR RESULTS AND
            RESTATEMENT OF INTERIM FINANCIAL RESULTS FOR FISCAL 2005

    SAN JOSE, Calif., Aug. 9 /PRNewswire-FirstCall/ -- Pericom Semiconductor Corporation (Nasdaq: PSEM) today announced results for its fiscal fourth quarter and full year ended June 30, 2005. Results for the fourth quarter are based upon 14 weeks versus a normal 13 week quarter, and the full fiscal year includes 53 weeks rather than the normal 52 weeks. Further, results include the acquired operations of SaRonix LLC since October 1, 2003.

    As announced on August 2, 2005, the Company is also issuing restated financial results for the first three quarters of fiscal 2005. The restatement is the result of certain new product research and development costs (initial wafer production costs) that were incorrectly capitalized into inventory. As a result of the restatement, engineering expenses increased in each quarter of fiscal 2005 from amounts previously reported and inventory and cost of sales decreased from amounts previously reported. Future gross margin will be benefited to the extent previously expensed new product costs are subsequently sold. Included with this release are comparisons of the previously reported results and the restated GAAP and pro forma results for each restated quarter.

    Net revenues for the fourth quarter were $21,121,000, up 8.7% from $19,433,000 in the preceding quarter and are up 5.5% from $20,029,000 in the comparable period last year. GAAP net income for the quarter was $1,173,000, or $0.04 per share (diluted), compared to a GAAP net income (restated) of $100,000, or $0.00 per share (diluted), in the preceding quarter and versus a GAAP net income of $663,000, or $0.02 per share (diluted), in the comparable period a year ago. Net revenues for the year ended June 30, 2005 were $79,557,000, up 19.8% from $66,417,000 a year ago. GAAP net income for the year ended June 30, 2005 was $927,000, or $0.03 per share (diluted), as compared with a GAAP net loss of $2,110,000, or ($0.08) per share, in the prior year comparable period.

    Our GAAP financial results include non-recurring charges or events which are explained in the reconciliation of pro forma and GAAP financial results that appears in the financial statements portion of this release. Pro forma results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Pericom management believes pro forma financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. Our criteria for determining pro forma results may differ from other companies' methods, and should not be regarded as a replacement for corresponding GAAP measures.

    Pro forma net income in the quarter ended June 30, 2005 was $1,173,000, or $0.04 per share (diluted), compared with pro forma net income (restated) of $134,000, or $0.00 per share (diluted), in the preceding quarter and pro forma net income of $348,000, or $0.01 per share (diluted), in the comparable period a year ago. Pro forma net income for the year ended June 30, 2005 was $1, 465,000, or $0.05 per share (diluted), as compared with a pro forma net loss of $923,000, or ($0.04) per share, for the prior fiscal year.

    Alex Hui, President and Chief Executive Officer of Pericom said, "In our fourth quarter, we delivered revenue and margins above the midpoint of our guidance. We are very pleased that we've now attained five consecutive quarters of pro forma profitability and increased our margins year over year by 440 basis points, or 350 basis points, excluding the effect of the restatement. Our integrated circuit (IC) focus products of Analog Switches, Clocks, and Connect (PCI Bridges/Switches and LVDS) rose to approximately 58% of IC revenue, evidence of the acceptance of our new product offerings and our penetration into new market segments. We will continue to execute the strategy that has brought us to this point: building upon the success of our focus IC products; offering increased Application Specific Interface Solutions to our customers served markets; and leveraging the synergies of our IC and frequency control product lines to drive continued improvement to operating results across the company."

    Mike Craighead, Chief Financial Officer of Pericom commented, "With respect to the restatements, our fourth quarter gross margin of 38.7% was 150 basis points higher than it would have been without the change in accounting process. This improvement in margin was offset by an increase in engineering expenses of $372,000 as a result of the accounting process change. Regarding the restatements, we would like to assure our customers, investors, suppliers and employees that we are making appropriate changes to accounting processes and internal controls to address this issue going forward."

    NEW PRODUCTS
    The Company launched 15 new Clock, Analog Switch and Interface products supporting Computing, Telecommunications, Networking, Mobile Terminals and Digital Video applications in the June quarter.

    -- PI6C4511, PI6C4512: 200MHz low jitter clock multipliers for consumer applications such as RFID reader and storage applications like RAID controller and network switching applications.
    -- PI74SSTUA32864: a DDR II 667MHz register for memory module applications in servers.
    -- PI6C48432: a Storage area network clock generator that combines 3 high frequency LVPECL clock outputs and 4 LVCMOS clock outputs. It provides cost effective, very low rms jitter clock source for critical storage area network applications.
    -- PI5A4213, PI5A4684, PIA4763, PIA4764, and PIA4765: Analog Switch products based on the Chip Scale Packages for mobile phone application.
    -- PI2EQX4401 and PI2EQX44022: 2 and 4-Differential Channels PCI- Express Re-drivers with 2.5 Gbps serial data rate for Notebooks, Servers, Test Equipment, Graphics, Networking and Telecom applications.
    -- PI2EQX4410: a 4-Differential Channel, 2.5 Gbps serial PCI-Express Re-Timer for Servers, Networking, Storage and Telecom system applications.
    -- PI4ULS3V16(M) and PI4ULSV08(M): 16-bit and 8-bit voltage translators for Mobile Terminals, Servers, Test Equipment, Data-com(Switches & Routers), and High-end telecom line cards applications.
    -- PI74LVC4245M: an 8-bit voltage translator introduced in a very small package suitable for mobile applications,

    SEPTEMBER 2005 QUARTER OUTLOOK
    The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

    -- We continue to be in a high turns environment and revenue visibility therefore remains limited. Depending upon the strength of turns orders, and normalizing the prior quarter to 13 weeks, we expect revenues to be in the range of down 1% to up 3% from the prior quarter. Gross margin is expected to be in the 37.5% range, plus or minus 100 basis points. Margins are influenced by the product mix of turns business and sales, if any, of previously written down inventory.
    -- Operating expenses are expected to decrease 2-3% from the prior quarter primarily as a result of the extra week in the prior quarter.
    -- Other income is expected to be approximately $0.9 million.

    -- We are now required to report separately our equity in the income or loss of unconsolidated subsidiaries. This was previously included with Other Income. This is currently estimated to be immaterial.
    -- The above guidance does not include the impact of FAS123(R), Share- Based Payment, which the Company is required to implement in the first quarter of fiscal 2006.

    Pericom will adhere to Regulation Fair Disclosure. The Company will provide its investors and analysts with guidance in the areas of total revenues, gross margin, operating expenses and other income each quarter in our earnings releases and in our conference calls. We will not provide further guidance or updates during the quarter unless we do so via a press release.

    NOTE: Our fourth quarter results telephone conference call will begin at 1:30 p.m. pacific time today. The conference call may be accessed by calling 800-949-8963 and referencing conference number 8485444. A replay of the fourth quarter results conference call will be available for 7 days commencing from 4:30 PM pacific time today. The replay telephone number is 800-642-1687 (domestic) or 706-645-9291 (international) and the access code is 8485444. Please note also that the conference call will be simultaneously Webcast live at: www.pericom.com/investors followed by on-demand Webcast beginning at 4:30 p.m. pacific time today through September 8, 2005 (Webcast requires Windows MediaPlayer).

    Pericom Semiconductor Corporation offers customers worldwide the industry's most complete silicon and quartz based solutions for the Computing, Communications, and Industrial market segments. Our broad portfolio of leading-edge analog, digital, and mixed-signal integrated circuits and SaRonix frequency control products are essential in the timing, transferring, routing, and translating of high-speed signals as required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters are in San Jose, California, with design centers and sales offices located globally. http://www.pericom.com

    This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions 'September 2005 Quarter Outlook' and statements regarding the Company's ongoing shift to higher margin focus products, our expansion of Application Specific Interface Solutions, our future improvements in operating results, the leveraging of the synergies of our IC and frequency control product lines, our future gross margin, and our changes to our accounting processes and internal controls. The company's actual results could differ materially from what is set forth in such forward- looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, difficulties in integrating SaRonix with our business, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward- looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K/A for the year ended June 30, 2004 and, in particular, the risk factors sections of that filing.

                        Pericom Semiconductor Corporation
                  Consolidated Statements of Operations - GAAP
                      (In thousands, except per share data)
                                   (unaudited)

                                         Three Months Ended              Twelve Months Ended
                                ------------------------------------   -----------------------
                                  Jun 30,      Mar 31       Jun 30       Jun 30       Jun 30
                                   2005         2005         2004         2005         2004
                                ----------   ----------   ----------   ----------   ----------
                                             (Restated)
Net revenues                    $   21,121   $   19,433   $   20,029   $   79,557   $   66,417

Cost of revenues                    12,940       11,982       12,789       50,764       45,182

   Gross profit                      8,181        7,451        7,240       28,793       21,235

Operating expenses:

   Research and development          3,992        4,022        3,513       15,767       14,161

   Selling, general and
    administrative                   4,150        3,849        3,896       15,538       14,979

   Restructuring Charge                 51          243            0          294          784

        Total                        8,193        8,114        7,409       31,599       29,924

Income (loss) from
 operations                            (12)        (663)        (169)      (2,806)      (8,689)

Other income, net                    1,042          913          697        3,761        3,700

Recovery (write down) of
 nonmarketable investment               (5)          (4)         (15)        (105)         (14)

Income (loss) before income
 taxes                               1,025          246          513          850       (5,003)

Income tax (benefit)                   120           95           78           27       (2,380)

Minority income in
 consolidated subsidiary                26           22            0           58            0

Equity of income (loss) in
 unconsolidated subsidiary             242          (73)         228           46          513

Net income (loss)               $    1,173   $      100   $      663   $      927   $   (2,110)

Basic earnings (loss) per
 share                          $     0.04   $     0.00   $     0.03   $     0.04   $    (0.08)

Diluted earnings (loss) per
 share                          $     0.04   $     0.00   $     0.02   $     0.03   $    (0.08)

Shares used in computing
 basic earnings (loss)
 per share                          26,371       26,531       26,388       26,476       26,075

Shares used in computing
 diluted earnings (loss)
 per share                          27,076       27,112       27,289       27,187       26,075

     Note: The restatement is the result of certain new product research and development costs (initial wafer production costs) that were incorrectly capitalized into inventory. As a result of the restatement, engineering expenses increased in each quarter of fiscal 2005.

                        Pericom Semiconductor Corporation
                Consolidated Statements of Operations - Pro Forma
                      (In thousands, except per share data)
                                   (unaudited)

                                         Three Months Ended                Twelve Months Ended
                              --------------------------------------    ------------------------
                                Jun 30,       Mar 31        Jun 30        Jun 30        Jun 30
                                 2005          2005          2004          2005          2004
                              ----------    ----------    ----------    ----------    ----------
                                            (Restated)
Net revenues                  $   21,121    $   19,433    $   20,029    $   79,557    $   66,417

Cost of revenues                  12,940        11,982        12,789        49,720        44,487

   Gross profit                    8,181         7,451         7,240        29,837        21,930

Operating expenses:

   Research and development        3,992         4,022         3,513        15,767        13,753

   Selling, general and
    administrative                 4,210         3,849         3,896        16,011        14,339

        Total                      8,202         7,871         7,409        31,778        28,092

Income (loss) from
 operations                          (21)         (420)         (169)       (1,941)       (6,162)

Other income, net                  1,042           913           697         3,761         3,700

Recovery (write down) of
 nonmarketable investment             (5)           (4)          (15)         (105)          (14)

Income (loss) before income
 taxes                             1,016           489           513         1,715        (2,476)

Income tax (benefit)                 111           304           393           354        (1,040)

Minority income in
 consolidated subsidiary              26            22             0            58             0

Equity of income (loss) in
 unconsolidated subsidiary           242           (73)          228            46           513

Net income (loss)             $    1,173    $      134    $      348    $    1,465    $     (923)

Basic earnings (loss) per
 share                        $     0.04    $     0.01    $     0.01    $     0.06    $    (0.04)

Diluted earnings (loss) per
 share                        $     0.04    $     0.00    $     0.01    $     0.05    $    (0.04)

Shares used in computing
 basic earnings (loss)
 per share                        26,371        26,531        26,388        26,476        26,075

Shares used in computing
 diluted earnings (loss)
 per share                        27,076        27,112        27,289        27,187        26,075

     Note: The restatement is the result of certain new product research and development costs (initial wafer production costs) that were incorrectly capitalized into inventory. As a result of the restatement, engineering expenses increased in each quarter of fiscal 2005 from amounts previously reported and inventory and cost of sales decreased from amounts previously reported.

                        Pericom Semiconductor Corporation
    Reconciliation of Net Income (Loss) In Accordance With GAAP to Pro Forma
                                Net Income (Loss)
                                 (In thousands)
                                   (unaudited)

                                                   Three Months Ended                     Twelve Months Ended
                                      --------------------------------------------    ----------------------------
                                        Jun 30,         Mar 31,         Jun 30,         Jun 30,         Jun 30,
                                          2005            2005            2004            2005            2004
                                      ------------    ------------    ------------    ------------    ------------
Net income (loss) in accordance
 with GAAP                            $      1,173    $        100    $        663             927    $     (2,110)

Workforce reduction (Note 1)                    51             243                             294             231

Restructuring charge (Note 2)                                                                                  784

End of life program one time
 inventory
 reserve change (note 3)                                                                     1,044

SaRonix inventory fair value
 adjustment (Note 4)                                                                                           573

Write off furniture & fixtures
 (Note 5)                                                                                                       45

Moving cost (Note 6)                                                                                           214

Write off of in-process R&D (Note 7)                                                                           360

Amortization of customer backlog
 (Note 8)                                                                                                      320

Gain on sale of Ireland building
 (Note 9)                                      (60)                                           (473)

Income tax (benefit) (Note 10)                   9            (209)           (315)           (327)         (1,340)

Net income (loss) on a Pro Forma
 basis                                $      1,173    $        134    $        348    $      1,465    $       (923)

    Notes to pro forma adjustments:

    Note 1: In February & June 2005 & November 2003, we reduced our total workforce by approximately 10% and 12% respectively.

    Note 2: In December 2003, we recorded a non-recurring charge related to an unused leased facility resulting from our move to a new corporate headquarters.

    Note 3: In December 2004, we recorded a non-recurring charge to inventory reserve related to a product end of life program.

    Note 4: In the three months ended December 2003, we sold inventory acquired from SaRonix that was written up to fair value in connection with the acquisition.

    Note 5: In February 2004 we wrote off the net book value of the furniture and fixtures no longer in use due to the move. (refer to note 6).

    Note 6: In the three months ended March 2004, we recorded a non-recurring moving charge related to our move to a new corporate headquarters.

    Note 7: In the three months ended December 2003, we wrote off the cost of acquired in-process R&D from the Saronix acquisition.

    Note 8: In the three months ended December 2003, we completely amortized the cost of acquired customer backlog from the Saronix acquisition for which we did not incur related selling expense.

    Note 9: In November 2004, we sold a building in Ireland that resulted in a gain with final settlement in June 2005.

    Note 10: The tax (benefit) relating to the pro forma adjustments above.

                        Pericom Semiconductor Corporation
                  Consolidated Statements of Operations - GAAP
                      (In thousands, except per share data)
                                   (unaudited)

                                      Three Months Ended              Three Months Ended              Three Months Ended
                                 ----------------------------    ----------------------------    ----------------------------
                                   Mar 31,         Mar 31,         Dec 31,         Dec 31,         Sep 30,         Sep 30,
                                     2005            2005            2004            2004            2004            2004
                                      As                              As                              As
                                  Previously          As          Previously          As          Previously          As
                                   Reported        Restated        Reported        Restated        Reported        Restated
                                 ------------    ------------    ------------    ------------    ------------    ------------
Net revenues                     $     19,433    $     19,433    $     19,217    $     19,217    $     19,786    $     19,786

Cost of
 revenues                              12,262          11,982          13,219          13,071          12,806          12,771

  Gross profit                          7,171           7,451           5,998           6,146           6,980           7,015

Operating
 expenses:

  Research and
   development                          3,678           4,022           3,485           3,806           3,716           3,947

  Selling,
   general and
   administrative                       3,849           3,849           3,707           3,707           3,832           3,832

  Restructuring
   charge                                 243             243               0               0               0               0

      Total                             7,770           8,114           7,192           7,513           7,548           7,779

Income (loss)
 from
 operations                              (599)           (663)         (1,194)         (1,367)           (568)           (764)

Other income, net                         913             913             875             875             931             931

Recovery (write
 down) of
 nonmarketable
 investment                                (4)             (4)            (96)            (96)              0               0

Income (loss)
 before
 income taxes                             310             246            (415)           (588)            363             167

Income tax
 (benefit)                                125              95            (102)           (203)             89              15

Minority income in
 consolidated
 subsidiary                                22              22              10              10               0               0

Equity of income
 (loss) in
 unconsolidated
 subsidiary                               (73)            (73)              0               0            (123)           (123)

Net income (loss)                $        134    $        100    $       (303)   $       (375)   $        151    $         29

Basic earnings
 (loss) per share                $       0.01    $       0.00    $      (0.01)   $      (0.01)   $       0.01    $       0.00

Diluted earnings
 (loss) per share                $       0.00    $       0.00    $      (0.01)   $      (0.01)   $       0.01    $       0.00

Shares used in
 computing basic
 earnings (loss)
 per share                             26,531          26,531          26,554          26,554          26,515          26,515

Shares used in
 computing
 diluted
 earnings (loss)
per share                              27,112          27,112          26,554          26,554          27,268          27,268

     Note: The restatement is the result of certain new product research and development costs (initial wafer production costs) that were incorrectly capitalized into inventory. As a result of the restatement, engineering expenses increased in each quarter of fiscal 2005 from amounts previously reported and inventory and cost of sales decreased from amounts previously reported.

                        Pericom Semiconductor Corporation
                Consolidated Statements of Operations - Pro Forma
                      (In thousands, except per share data)
                                   (unaudited)

                                      Three Months Ended              Three Months Ended              Three Months Ended
                                 ----------------------------    ----------------------------    ----------------------------
                                   Mar 31,         Mar 31,         Dec 31,         Dec 31,         Sep 30,         Sep 30,
                                     2005            2005            2004            2004            2004            2004
                                      As                              As                              As
                                  Previously          As          Previously          As          Previously          As
                                   Reported        Restated        Reported        Restated        Reported        Restated
                                 ------------    ------------    ------------    ------------    ------------    ------------
Net revenues                     $     19,433    $     19,433    $     19,217    $     19,217    $     19,786    $     19,786

Cost of
 revenues                              12,262          11,982          12,175          12,027          12,806          12,771

  Gross profit                          7,171           7,451           7,042           7,190           6,980           7,015

Operating
 expenses:

  Research and
   development                          3,678           4,022           3,485           3,806           3,716           3,947

  Selling,
   general and
   administrative                       3,849           3,849           4,120           4,120           3,832           3,832

      Total                             7,527           7,871           7,605           7,926           7,548           7,779

Income (loss)
 from
 operations                              (356)           (420)           (563)           (736)           (568)           (764)

Other income, net                         913             913             875             875             931             931

Recovery (write
 down) of
 nonmarketable
 investment                                (4)             (4)            (96)            (96)              0               0

Income (loss)
 before
 income taxes                             553             489             216              43             363             167

Income tax
 (benefit)                                335             304              25             (76)             89              15

Minority income in
 consolidated
 subsidiary                                22              22              10              10               0               0

Equity of income
 (loss) in
 unconsolidated
 subsidiary                               (73)            (73)              0               0            (123)           (123)

Net income (loss)                $        167    $        134    $        201    $        129    $        151    $         29

Basic earnings
 (loss) per share                $       0.01    $       0.01    $       0.01    $       0.00    $       0.01    $       0.00

Diluted earnings
 (loss) per share                $       0.01    $       0.00    $       0.01    $       0.00    $       0.01    $       0.00

Shares used in
 computing basic
 earnings (loss)
 per share                             26,531          26,531          26,554          26,554          26,515          26,515

Shares used in
 computing
 diluted
 earnings (loss)
 per share                             27,112          27,112          27,342          27,342          27,268          27,268

    Note: The restatement is the result of certain new product research and development costs (initial wafer production costs) that were incorrectly capitalized into inventory. As a result of the restatement, engineering expenses increased in each quarter of fiscal 2005 from amounts previously reported and inventory and cost of sales decreased from amounts previously reported.

                        Pericom Semiconductor Corporation
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                   As of            As of
                                               Jun 30, 2005     Jun 30, 2004
                                               -------------    -------------
                                                (unaudited)
               Assets

Current Assets:

      Cash & cash equivalents                  $      20,902    $      13,965
      Short-term investments                   $     122,385    $     130,412
      Accounts receivable                              9,442            7,549
      Inventories                                     13,428           15,980
      Prepaid expenses and other
       current assets                                    409              664
      Deferred income taxes                            5,291            5,564
            Total current assets                     171,857          174,134

Property and equipment, net                            5,927            6,442
Investment in and advances to
 Pericom Technology, Inc.                              7,257            7,019
Deferred income taxes-non current                      2,205            1,419
Other assets                                           6,749            8,438
            Total assets                       $     193,995    $     197,452

      Liabilities and Shareholders' Equity

Current liabilities:

      Accounts payable                         $       6,899    $       8,153
      Accrued liabilities                              5,470            5,972
      Current portion of long-term debt                    0            1,291
            Total current liabilities                 12,369           15,416

Other long term liabilities                              207              139
            Total liabilities                         12,576           15,555

Minority interest in consolidated subsidiary             257                0
            Total minority Interest                      257                0

Shareholders' equity:
      Common stock                                   141,233          142,607
      Retained earnings and other                     39,929           39,290
            Total shareholders' equity               181,162          181,897

            Total liabilities and
             shareholders' equity              $     193,995    $     197,452

SOURCE  Pericom Semiconductor Corporation
    -0-                             08/09/2005
    /CONTACT: Mike Craighead, VP/Chief Financial Officer of Pericom Semiconductor Corporation, +1-408-435-0800, or +1-408-435-1100/
    /Web site:  http://www.pericom.com /
    (PSEM)